Consent of Independent Accountants


June 27, 2001

Consent of PricewaterhouseCoopers LLP

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Modis Professional Services, Inc. of our report dated March 23, 2001 relating to our audits of the consolidated financial statements appearing or incorporated by reference in Modis Professional Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP